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                                                                     Exhibit 4.2
           Incorporated Under the Laws of the Commonwealth of Virginia







        0                                                               0




                               INSMED INCORPORATED
                          Common Stock (.01 par value)


                           SEE LEGENDS ON REVERSE SIDE

                                    SPECIMEN


                             ------ Zero (0) ------

    Insmed Incorporated, a Virginia corporation, fully-paid and nonassessable






      ------------------------               ----------------------------
      Geoffrey Allan, Ph.D.                  W. McIlwaine Thompson, Jr.
      President and Chief Executive Officer  Secretary


                                      $.01
                                    par value

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THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE
POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE COMPANY.